Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
August 22, 2007

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Table of Contents

Item 2.02 Results of Operations and Financial Condition.
     Pursuant to Item 2.02 of Form 8-K, the information contained in Item 9.01(d) and this Item 2.02 is furnished to, but not filed with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.
     On August 22, 2007, the Company issued a press release announcing its financial results for the year and fourth quarter ended June 30, 2007. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     The Board of Directors declared a quarterly dividend of $0.04 per common share that will be payable October 19, 2007, to shareholders of record at the close of business on September 30, 2007. A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1.
     On August 22, 2007, the Company issued a press release announcing its retention of Financo, Inc., an investment banking firm specializing in the apparel and accessories sector, to assist the Company in the evaluation of a full range of strategic alternatives available to the Company to increase shareholder value. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01(d) Exhibits.
     Exhibit 99.1 Press Release, dated August 22, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: August 22, 2007	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer